Exhibit 10.12


                              DEFERRED COMPENSATION
                                       AND
                            STOCK PURCHASE AGREEMENT
                       FOR NON-EMPLOYEE DIRECTORS FOR 2001
                       -----------------------------------


     Deferred Compensation and Stock Purchase Agreement for Non-Employee Directors for 2001 dated _____________________, between SEMCO ENERGY, INC. (the "Company") and ________________________________ (the "Director"), who agree as follows:

     1. ELECTION OF AMOUNT OF DEFERRED COMPENSATION. The Company and the Director agree to irrevocably defer payment of the below delineated annual compensation, which would otherwise be payable to the Director in calendar year 2001. The amounts so deferred are hereinafter referred to as "Deferred Compensation."

          THIS AGREEMENT MUST BE SIGNED BY THE DIRECTOR, AND A COPY DELIVERED TO THE SECRETARY OF THE COMPANY, PRIOR TO JANUARY 1 OF THE YEAR FOR WHICH IT IS APPLICABLE. Provided, however, in the case of a new Director, such signing and delivery must occur no later than 30 days after becoming a Director and must relate only to services performed by the Director in his (her) capacity as such after such election.

          Compensation  to  be  deferred:

          (a)     Monthly  retainer:

                  ____ All      ____ None         ____ The  first  $_________

          (b)     Board  &  Committee  Meeting  Fees:

                  ____ All      ____ None         ____ The  first  $_________

          (c)     ____ Compensation  in  Lieu  of  Medical  Plan  Participation
                  (this  amount  is  to  be  invested  in  common  shares only).

     2.     DEFERRED  COMPENSATION  ACCOUNT.

          (a) The Company shall establish a bookkeeping account (the "Account") to evidence the Company's liability to the Director under this Agreement. The Account shall be credited with an amount equal to the Deferred Compensation otherwise payable.

          (b) If the Director checks the appropriate box below, interest on the Account shall accrue and be credited to the Account at the end of the calendar year (and at the beginning of the Payment Period described in 3(b) below) in an amount equal to the Average Balance times the Average Prime Rate times the portion of the year represented by the operative period where:

               (i) "Average Balance" equals the sum of the Account balances on each day during the operative period, divided by the number of days in the operative period; and

               (ii) "Average Prime Rate" equals the sum of the rates announced by Michigan National Bank as its prime rate each day during the operative period, divided by the number of such days.

          (c) If the Director checks the appropriate box below, he (she) will be deemed to have waived interest as described in subparagraph (b) above. In lieu of such interest, all Deferred Compensation credited to such account will be used to purchase shares of Company common stock at the price, at the time and otherwise in the manner actual shares of common stock would be purchased if such Deferred Compensation were invested in the Company's Direct Stock Purchase and Dividend Reinvestment Plan ("DRIP") at the earliest DRIP investment date after the amount is credited to the Account. The Account will be credited with further shares at the time and otherwise in the manner that an equal number of actual shares would be credited to a DRIP account for which dividends are reinvested.

               ____ (i) I elect to have my Account invested in common stock (stock issued will be restricted to the extent required by law).


               ____ (ii)     I  elect to have interest paid on my Account at the
                             Average  Prime  Rate  as  described  above.

          On or before March 31 of each year, the Company will notify the director in writing of the value of his Account as of the preceding December 31.

          (d) Other than for common stock, as described above, the Company is not required to earmark any assets for payment of, or make any investment with respect to, the Account. Any assets allocated to pay the Account will at all times remain subject to the claims of the Company's general creditors, and will at all times be available for the Company's use for whatever purpose it desires. The Company shall have, in general, the power to do and perform any and all acts with respect to any such assets in the same manner and to the same extent as an individual might or could do with respect to his own property including the voting of common stock. Except for the common stock, as described above, the Company may invest in any and all types of property, whether real or personal, without regard to its location, including stock, securities, and property of the Company and any business entity controlling, controlled by or under common control with the Company. No enumeration of specific powers herein made shall be construed as a limitation upon the foregoing general power, nor shall any of the powers herein conferred upon the Company be exhausted by the use thereof, but each shall be continuing.

          (e) The Director shall have no property interest whatsoever in any assets or investments of the Company whether or not any assets are earmarked to pay the Account. The Director has the status of a general unsecured creditor of the Company. This Agreement constitutes a mere promise by the Company to make benefit payments in the future. No trust shall be created by the Company to hold assets related to this Agreement and this Agreement is intended to be, and shall be, unfunded for tax purposes and for purposes of Title 1 of ERISA.

     3.     DISTRIBUTION  FROM  DEFERRED  COMPENSATION  ACCOUNT.

          (a) Amount of Distribution. The Account shall be valued on the earliest date it could be distributed pursuant to the election made in (b) below. Common shares shall be distributed in certificate form. Fractional shares shall be paid out at the price which would be paid for such shares pursuant to a DRIP withdrawal effected on that date.

               The Company shall have the right to withhold from any payment made under this Agreement an amount sufficient to satisfy any federal, state or local tax withholding requirements imposed in connection with such payment.

          (b) Election of Commencement of Distribution. By INITIALING his choice below, the Director IRREVOCABLY elects to receive payment of amounts credited to the Account:

               _____ (i)     Within  thirty  days  AFTER  the  date on which the
                             Director ceases to be a full-time Director of the Company or any business entity controlling, controlled by or under common control with the Company.

                    OR

               _____ (ii)    Within  thirty  days  AFTER January 1, ______.
                             Note: If this option is chosen, the year must be filled in.

                    OR

               _____ (iii)   Within  thirty  days  AFTER  the  EARLIER  of
                             January 1, _____ or the date on which the Director ceases to be a full-time Director of the Company or any business entity controlling, controlled by or under common control with the Company. Note: If this option is chosen, the year must be filled in.

                    OR

               _____ (iv)    Within  thirty  days  AFTER  the  LATER  of January
                             1, _______ or the date on which the Director ceases to be a full-time Director of the Company or any business entity controlling, controlled by or under common control with the Company. Note: If this option is chosen, the year must be filled in.

               The above thirty-day period is referred to herein as the "Payment Period."

          (c) Date of Payment. The entire value of the Account shall be paid to the Director on a date, selected at the discretion of the Company, within the Payment Period elected by the Director.

          (d) Selection of Beneficiary. If the Director dies prior to distribution of the Account, payment of the Account shall be made to the Primary Beneficiary named below, or, in the event the Primary Beneficiary has predeceased the Director, to the Alternate Beneficiary named below. The Director may change beneficiaries at any time by submitting written notice of such change to the Company. If the Director dies and has not designated a beneficiary, or if all named beneficiaries have predeceased him, payment from the Account shall be made to the Director's estate.

               The Director hereby designates the following Primary Beneficiary:

Name  and  Address                              Relationship  to  Director
------------------                              --------------------------







               The  Director  hereby  designates  the  following  Alternate
Beneficiary:

Name  and  Address                              Relationship  to  Director
------------------                              --------------------------







     4. RESTRICTION AGAINST ALIENATION. Neither the Director nor any beneficiary shall have any right to sell, assign, transfer, pledge, hypothecate or otherwise convey or encumber any right to receive any payment hereunder, and all such payments and all rights thereto are expressly declared to be non-assignable and non-transferable.

     5. AGREEMENT NOT AN EMPLOYMENT AGREEMENT. This Agreement does not constitute a contract for the employment of the Director by the Company. The Company reserves the right to modify the Director's compensation.

     6. PURPOSE. The purpose of this Agreement is to accomplish the deferral of the incidence of federal income tax on a Director's deferred fees and the earnings thereon until such time as a Director, his beneficiary or estate actually receives payment of the same, and the Agreement shall be construed in accordance with such purpose.

     7.     MISCELLANEOUS.

          (a) Delivery of Notice. Notice to the Director may be given either by personal delivery to the Director or by deposit in the United States Mail, postage prepaid, addressed to his last known address. Notice to a beneficiary may be given either by personal delivery to the beneficiary or by deposit in the United States Mail, postage prepaid, addressed to the address set forth above. Notice to the Company may be given either by delivery in person or by deposit in the United States Mail, postage prepaid, addressed to

               Attn:  Corporate  Secretary

          (b) Governing Law. This Agreement shall be governed by the laws and rules of the State of Michigan and any other entity whose laws or rules must be complied with in order to achieve the purposes of this Agreement. Any provision hereof which precludes the deferral of Deferred Compensation for federal tax purposes shall be null and void from the start.

          (c) Counterparts; Director Acknowledgment. This Agreement may be executed in several counterparts (i.e. copies), each of which shall be an original, but such counterparts shall together constitute but one instrument. The Director acknowledges that he has read all parts of this Agreement and has sought and obtained satisfactory answers to any questions as to his rights, obligations, and potential liabilities under this Agreement prior to affixing his signature or initials to any part of this Agreement.

          (d) Immunity. So long as they act in good faith, the Company and any of its officers, directors, agents, or employees may act pursuant to this Agreement without any liability to the Director, any beneficiary or any other person.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   SEMCO  ENERGY,  INC.



                                   By:____________________________________




                                   ______________________________________
                                                  Director

DCAG2001.doc(sla)